Exhibit 99.1

For Immediate Release:	Timothy H. Schott Chief Financial Officer (914) 921 8351 Associated-Capital-Group.com

ASSOCIATED CAPITAL GROUP, INC.
Reports First Quarter Results
-	March 31, 2021 Book Value reaches a record $41.22 per share vs. $40.36 at year-end 2020

-	Quarter-end AUM at $1.5 billion based on performance and positive flows

-	Investment Income reflects $131 million positive swing from first quarter 2020

Greenwich, CT, May 5, 2021 – Associated Capital Group, Inc. (“AC” or the “Company”), a diversified financial services company, today reported its financial results for the first quarter ended March 31, 2021.

Financial Highlights
($'s in 000's except AUM and per share data)

(Unaudited)	First Quarter
	2021	2020
AUM - end of period (in millions)	$1,495	$1,473
AUM - average (in millions)	1,431	1,688

Revenues	2,325	2,962
Operating Loss	(6,365)	(640)
Investment and other non-operating income, net	30,681	(100,091)
Income before income taxes	24,316	(100,731)

Net income/(loss) to shareholders
Continuing operatings	18,555	(77,069)
Discontinued Operations	0	231
Net income/(loss)	18,555	(73,355)
Net income/(loss) per share-diluted	$0.83	$(3.27)

Shares outstanding at March 31, (thousands)	22,155	22,394
Book Value Per Share	$41.22	$36.61

First Quarter Results
-	Net income for the quarter was $18.6 million versus a $(73.4) million loss in the year ago period.

-	Earnings in the quarter were $0.83 per share, a $4.10 per share swing from the $(3.27) loss per share in last year’s quarter.

-	Our investment portfolio, largely reflecting mark-to-market gains, generated non-operating income of $31.3 million in the quarter versus $(102.1) million in losses in the year ago period.

-	At March 31, 2021 the book value was $41.22 per share versus $40.36 per share at December 31, 2020.

-	Assets under management at March 31 were $1.49 billion compared to $1.35 billion at December 31, 2020.

First Quarter Overview

First quarter revenues were $2.3 million, or $0.7 million less than the $3.0 million in revenues for the first quarter of 2020, largely due to lower AUM.  Operating expenses were $6.0 million in the first quarter, an increase of $2.4 million primarily driven by increased compensation expense from Phantom RSA awards, new teammates and salary increases.  The accrued management fee for the first quarter 2021 was $2.7 million versus no accrual in the prior year quarter.

Net investment and other non-operating income was $30.7 million for the quarter, a $130.8 million swing from the $(100.1) million loss reported in the year ago quarter.  This included mark-to-market gains on shares of GAMCO which increased 4.6% to $18.55 per share, or a $2.6 million mark-to-market gain versus a mark-to-market loss of $24.9 million in 2020.

Our provision for income taxes was $5.6 million for the first quarter versus a $23.7 million benefit in the comparable quarter of 2020.

Direct Investing and Acquisitions

Direct Investing

We launched our direct private equity and merchant banking activities in August 2017. They are developing along three core pillars; the first is Gabelli Private Equity Partners, LLC (“GPEP”), with $150 million of authorized capital as a “fund-less” sponsor.  Secondly, we added Gabelli Special Purpose Acquisition Vehicles (“SPAC”) in 2018 with the launch of the Gabelli Value for Italy S.p.a., a general sector SPAC (VALU) that was listed on the London Stock Exchange’s Borsa Italiana AIM segment.  As the SPAC approached its second anniversary in April, the Coronavirus in Italy necessarily forced activity to grind to a halt.  However, the VALU effort did successfully canvass private company opportunities in Italy, and laid groundwork to generate deal flow from throughout Europe.  Finally, Gabelli Principal Strategies Group, LLC. (“GPS”) is in place to pursue strategic operating initiatives broadly.  Our Direct Investing efforts are organized to invest in various ways, including growth capital, leveraged buyouts and restructurings, with an emphasis on small and mid-sized companies.  Our investment sourcing is across a variety channels including direct owners, private equity funds, classic agents, and corporate carve outs, (which are positioned for accelerated growth, as businesses seek to enhance shareholder value through financial engineering.)   The Company’s direct investing vehicles allow us to acquire companies and create long-term value with no pre-determined exit timetable.  The SPAC vehicles leverage our capital markets expertise and act to expand deal flow in target industries.  The Company is introducing additional SPACs in the near term to extend our direct investing efforts.

Acquisitions

Associated Capital Group’s plan is to use its capital to focus on private equity and to a larger degree, late stage venture capital.  AC plans remain to focus on pursuing acquisitions with a broad range of targets including private companies and subsidiaries of public companies, using an array of structures to accomplish our objectives, including SPAC’s.

In September 2020, AC completed the $175 million initial public offering of its special purpose acquisition corporation, PMV Consumer Acquisition Corp. (NYSE:PMVC).

PMV Consumer Acquisition Corp. (“PMV”) was created to pursue an initial business combination following the consumer globally with companies having an enterprise valuation in the range of $200 million to $3.5 billion.

Pursuant to Accounting Standards Codification (“ASC”) 810 Consolidation, AC has a controlling financial interest in PMV.  Accordingly, PMV has been included in the consolidated statement of financial condition of AC.  At March 31, 2021, AC’s total assets of $1.2 billion include $177 million of assets relating to the consolidation of PMV.  In addition to PMV, there are several other investment funds that are consolidated within the financial statements due to AC having a controlling financial interest.

Assets Under Management (AUM)

Assets under management at March 31, 2021 were $1.5 billion, up $144 million from year-end 2020 due to net inflows of $111 million and $33 million in market appreciation.

	March 31, 2021	December 31, 2020	March 31, 2020
(in millions)
Event Merger Arbitrage	$1,253	$1,126	$1,312
Event-Driven Value	196	180	112
Other	46	45	49
Total AUM	$1,495	$1,351	$1,473

Alternative Investment Management

•	Event-Driven Asset Management

The alternative investment strategies focus on fundamental, active, event-driven special situations and merger arbitrage which has an absolute return focus to generate returns in excess of short term Treasury Bills +400bps.  For the first quarter 2021, merger arbitrage generated gross returns of 4.3% (3.2% net of fees) adding to the historical record of positive net returns in 34 of the last 36 years.   A summary of our performance by strategy is as follows:
Performance*	1 Year	3 Year	5 Year	10 Year	15 Year	Inception**
Merger Arb
Net	18.84	6.26	5.09	4.15	4.44	7.39
Gross	22.85	8.89	7.42	6.24	6.62	10.42

Event Driven	32.06	2.74	3.93	3.31	3.52	7.35

Other
Credit	23.75	5.66	5.37	5.08	--	6.00
Medical	30.57	8.78	3.89	3.46	4.03	4.18

*All performance is net of fees and expenses, unless otherwise noted. Performance shown for flagship funds in these strategies. Other fund performance in these stategies may vary. Performance is no guarantee of future results.

**Inception Date: Merger Arb - Feb-85, Event Driven - Jan-87, Credit - Jan-07, Medical - Jan-06

Merger activity in the first quarter totaled $1.3 trillion, an increase of 94% compared to 2020, and the strongest first quarter on record.  This was the third consecutive quarter that deal activity exceeded $1 trillion, and the second strongest quarter for deal activity ever (behind only the second quarter of 2007 when deal activity totaled $1.4 trillion).  M&A in the U.S. was particularly strong, totaling $670 billion, tripling activity in Q1 2020.  The most active sectors were Technology, Financials and Industrials.  We believe the drivers for continued M&A strength remain:  historically low interest rates, simulative governmental policies, as well as more globally competitive corporate strategies adapting to changes in the business landscape hastened by the COVID-19 pandemic.
The strategy is offered domestically through partnerships as well as to institutional investors.  Internationally, the strategy is offered through a number of vehicles, including EU regulated UCITS structures and the London Stock Exchange listed investment company, Gabelli Merger Plus + Trust Plc (GMP-LN).

Shareholder Dividends and Buybacks

At its meeting on May 5, 2021 the Board of Directors declared a semi-annual dividend of $0.10 per share payable June 29, 2021 to shareholders of record on June 15, 2021.
During the first quarter, AC repurchased approximately 119,000 Class A shares at an average investment of $35.24 per share for a total outlay of $4.2 million.

Since our spin-off from GBL on November 30, 2015, AC has returned $150.3 million to shareholders through share repurchases and exchange offers, reducing its outstanding shares by 3.4 million shares, in addition to paying dividends of $23 million, including the tax-free distribution of Morgan Group Holdings (MGHL) on August 5th 2020.

At March 31, 2021, there were 3.2 million Class A shares and 19.0 million Class B shares outstanding.

About Associated Capital Group, Inc.

Associated Capital Group, Inc. (NYSE:AC), based in Greenwich Connecticut, is a diversified global financial services company that provides alternative investment management through Gabelli & Company Investment Advisers, Inc. (“GCIA” f/k/a Gabelli Securities, Inc.). The proprietary capital is earmarked for our direct investment business that invests in new and existing businesses.  The direct investment business is developing along three core pillars; Gabelli Private Equity Partners, LLC (“GPEP”), formed in August 2017 with $150 million of authorized capital as a “fund-less” sponsor; the SPAC business (Gabelli special purpose acquisition vehicles), launched in April 2018; and, Gabelli Principal Strategies Group, LLC (“GPS”) created to pursue strategic operating initiatives.

Operating Loss Before Management Fee
Operating loss before management fee expense represents a non-GAAP financial measure used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The management fee is calculated based on the year to date income before management fee and income taxes.
The reconciliation of operating loss to operating loss before management fee expense (non-GAAP) is provided below.
	Year-to-date
(In thousands)	2021	2020
Operating loss before management fees	$(3,702)	$(640)
Less: management fee expense	2,663	0

Operating loss	$(6,365)	$(640)

Table I

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	March 31, 2021	December 31, 2020	March 31, 2020

ASSETS

Cash, cash equivalents and US Treasury Bills (a)	$354,725	$383,962	$352,925
Investments in equity securities (a)	532,238	495,579	449,216
Investment in GAMCO stock (2,722,473, 2,756,876 and 2,935,401 shares, respectively)	51,129	48,907	32,260
Receivable from brokers (a)	31,412	24,677	17,159
Deferred tax assets	-	2,207	21,879
Other receivables	2,437	15,273	2,431
Other assets (a)	24,251	28,900	21,571
Investments in marketable securities held in trust (a)	175,074	175,040	-
Assets of discontinued operations	-	-	6,650

Total assets	$1,171,266	$1,174,545	$904,091

LIABILITIES AND EQUITY

Payable to brokers	$10,488	$6,496	$8,752
Income taxes payable	13,181	9,746	-
Compensation payable	9,526	18,567	5,326
Securities sold short, not yet purchased (a)	16,702	17,571	17,421
Accrued expenses and other liabilities (a)	4,428	7,823	4,985
Deferred underwriting fee payable (a)	6,125	6,125	-
Liabilities of discontinued operations	-	-	895
Sub-total	60,450	66,328	37,379

Redeemable noncontrolling interests (a)	195,070	206,828	45,909

Total equity	915,746	901,389	820,803

Total liabilities and equity	$1,171,266	$1,174,545	$904,091

(a) Includes amount related to consolidated variable interest entities ("VIE's") and voting interest entities ("VOE's").

Table II

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	For the quarter ended March 31,
	2021	2020

Investment advisory and incentive fees	$2,225	$2,700
Other revenues	100	262
Total revenues	2,325	2,962

Compensation costs	3,868	2,232
Other operating expenses	2,159	1,370
Total expenses	6,027	3,602

Operating loss before management fee	(3,702)	(640)

Investment gain	31,321	(102,089)
Interest and dividend income from GAMCO	54	59
Interest and dividend income, net	1,043	2,166
Shareholder-designed contribution	(1,737)	(227)
Investment and other non-operating income, net	30,681	(100,091)

Income before management fee and income taxes	26,979	(100,731)
Management fee	2,663	-
Income before income taxes	24,316	(100,731)
Income tax expense	5,590	(23,662)
Income from continuing operations, net of tax	18,726	(77,069)
Income/(loss) from discontinued operations, net of taxes	-	(231)
Income before noncontrolling interests	18,726	(77,300)
Income attributable to noncontrolling interests	171	(3,945)
Net income attributable to Associated Capital Group, Inc.	$18,555	$(73,355)

Net income/(loss) per share attributable to Associated Capital Group, Inc.:
Basic- Continuing operations	$0.83	$(3.26)
Basic- Discontinued operations	-	(0.01)
Basic - Total	$0.83	$(3.27)

Diluted- Continuing operations	$0.83	$(3.26)
Diluted - Discontinued operations	-	(0.01)
Diluted - Total	$0.83	$(3.27)

Weighted average shares outstanding:
Basic	22,222	22,441
Diluted	22,222	22,441

Actual shares outstanding - end of period	22,155	22,394

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.